UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 27, 2007

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Chief Executive Officer. On August 27, 2007, Stein Mart, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1, announcing the appointment of Linda McFarland Farthing as president and Chief Executive Officer of the Company. Ms. Farthing replaces Michael D. Fisher, who resigned from the Company and its Board of Directors on August 27, 2007. Ms. Farthing will assume her new duties on or about September 24, 2007. Until Ms. Farthing takes office, Jay Stein, currently the Chairman of the Board, and John H. Williams, Jr., currently the Vice Chairman of the Board, will occupy the office of the President and Chief Executive Officer.

Ms. Farthing, age 60, has been a member of the Stein Mart Board of Directors since 1999 and chair of the Company’s audit committee since 2003. She has an extensive retail leadership background, most notably as President, Chief Operating Officer and Director of The Cato Corporation from 1990—1997 and President, Chief Operating Officer and Director of Friedman’s, Inc. in 1998. Prior to those roles, she was Senior Vice President and General Merchandising Manager for the J.B. Ivey Company, a Charlotte, NC-based regional department store chain, for 11 years.

Option Award Agreement. On August 27, 2007, Ms. Farthing was granted an option to purchase 200,000 shares of the Company’s common stock, at an exercise price of $8.56, under the Company’s 2001 Omnibus Plan. The options vest immediately and may not be exercised after the earlier of (1) seven years from August 27, 2007, or (2) 90 days following Ms Farthing’s ceasing to be either an executive officer or a member of the Board of Directors of the Company. Shares acquired on exercise of the options may not be sold until the earlier of (1) August 27, 2008, or (2) a change of control of the Company. A copy of the Option Award Agreement is attached as Exhibit 10.1.

Employment and Separation Agreements. The Board of Directors is currently considering the terms of an employment agreement for Ms. Farthing and a separation agreement for Mr. Fisher. These agreements will be filed in an amendment to this Form 8-K when finalized.

Election of Directors. On August 27, 2007, the Company’s Board announced the election of two new members to the Board of Directors:

1)	Ralph Alexander, who recently served as Chief Executive Officer of Innovene, the olefins and derivatives subsidiary of BP, Plc; prior to that, he held the position of Group Vice President in BP’s exploration and production segment. Mr. Alexander will serve on Stein Mart’s audit committee and its compensation committee.

2)	Susan Falk, who currently holds the position of Group President, Womenswear, at Hartmarx Corporation. Prior to that, she was president of Avenue Retail. Ms. Falk will serve on Stein Mart’s audit committee.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Option Award Agreement, pursuant to 2001 Omnibus Plan, dated August 27, 2007, between Stein Mart, Inc. and Linda McFarland Farthing.

99.1	Press Release dated August 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: August 31, 2007	By:	/s/ James G. Delfs
James G. Delfs
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

10.1	Option Award Agreement, pursuant to 2001 Omnibus Plan, dated August 27, 2007, between Stein Mart, Inc. and Linda McFarland Farthing.

99.1	Press Release dated August 27, 2007.